EXHIBIT 99.01

Investor Contact:	Trade Press Contact:
FormFactor, Inc.	David Viera
Investor Relations	Director of Corporate Communications
(925) 290-4949	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor Hires Industry Veteran Jorge Titinger to Head Product Business Groups,
 Marketing and Global Applications Organizations

LIVERMORE, Calif. — November 15, 2007 — FormFactor, Inc. (Nasdaq: FORM) today announced that it has hired Jorge Titinger, a 20-plus-year industry veteran, as senior vice president of the Product Business Group.  Reporting directly to FormFactor’s CEO, Igor Khandros, Titinger—a former chief manufacturing officer and executive vice president of global operations for KLA-Tencor—will head FormFactor’s Product Business Units and the worldwide marketing organization, as well as oversee the company’s product applications and service groups.

“FormFactor's mission critical products play a key role in our customers' test roadmaps and we are strengthening our team to meet our customers’ ever-increasing requirements,” stated FormFactor’s CEO, Igor Khandros. “Jorge’s extensive management and industry experience will help us refine our operational focus and ensure excellent execution as we bring new products to market.  His background in global operations will also be an asset as we expand our resources to bring us closer to our customers.”

Titinger joins FormFactor from KLA-Tencor, where he held several senior management roles during his five years at the company.  These included: senior vice president and general manager of the global support services and field operations group; chief administrative officer; and, most recently, chief manufacturing officer and executive vice president of global operations.  Before KLA-Tencor, Titinger spent more than four years at Applied Materials, where he served in various management positions, including vice president of global operations for both Silicon Business Sector (SBS) Products and for the Dielectric Systems and Modules Product Business Group.

Prior to Applied Materials, Titinger was president and chief operating officer of Insync Systems, a gas delivery systems manufacturer, for four years.  He also co-founded and served as vice president of operations at NeTpower, a high-performance computer workstations and servers manufacturer.  Other companies he worked for include MIPS Computer Systems/Silicon Graphics and Hewlett-Packard.  Titinger holds both a bachelor’s and a master’s degree in electrical engineering, and a master’s degree in engineering management, from Stanford University in Palo Alto, Calif.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding our business, products and solutions, product development and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the company’s ability to grow and offer a larger and more diverse array of wafer test solutions for the semiconductor industry; the company’s preparedness to bring new products to market that lower its customers’ cost of test and enable their test technology roadmaps; and the company’s ability to continue to expand its resources to bring it closer to its customers in order to help them better leverage the value of the company’s advanced wafer probe solutions. Additional information concerning factors that could cause actual events or results to differ materially and adversely from those in any forward-looking statement is contained in the company’s filings with the Securities and Exchange Commission, including the company’s Form 10-K/A for the fiscal period ended December 30, 2006, Form 10-Q for the quarterly period ended September 29, 2007 and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially and adversely from those anticipated in forward-looking statements.

About FormFactor

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test ICs.  The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market.  FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America.  For more information, visit the company’s web site at www.formfactor.com.

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FormFactor is a registered trademark of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.